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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-70939, 333-67519, 333-67517 and 333-67507) of
Infoseek Corporation of our report dated November 18, 1998 relating to the financial statements of Starwave Corporation as of October 4, 1998 and September 28, 1997 and for the year ended October 4, 1998 and the nine months ended September 28, 1997, appearing in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
February 10, 1999